UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION

                          Washington, D. C. 20549

                                  FORM 8-K

                               CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934

      Date of report (Date of earliest event reported): April 27, 2005

                                ASHLAND INC.
           (Exact name of registrant as specified in its charter)

                                  Kentucky
               (State or other jurisdiction of incorporation)


                 1-2918                             61-0122250
          (Commission File Number)                 (I.R.S. Employer
                                                  Identification No.)

 50 E. RiverCenter Boulevard, Covington, Kentucky       41012-0391
     (Address of principal executive offices)           (Zip Code)

        P.O. Box 391,  Covington,  Kentucky             41012-0391
               (Mailing Address)                        (Zip Code)

     Registrant's telephone number, including area code (859) 815-3333


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[X ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 2230.425)
[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act
         (17 CFR 240.14a-12)
[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the
         Exchange Act (17 CFR 240.14d-2(b))
[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the
         Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry into a Material Definitive Agreement

         On April 27, 2005, Ashland Inc. ("Ashland") signed an amendment to its agreement to transfer its 38-percent interest in Marathon Ashland Petroleum LLC ("MAP") and two other businesses to Marathon Oil Corporation ("Marathon"). Under the amended agreement, Ashland's interest in these businesses is valued at approximately $3.7 billion compared to approximately $3 billion in the earlier agreement, with substantially all the increase in value going directly to Ashland's shareholders in the form of Marathon stock. In addition, Marathon has agreed to pay the first $200 million of any Section 355(e) tax, if any, as compared to the prior agreement where Ashland bore full responsibility for any Section 355(e) tax. The transaction is expected to be tax free to Ashland's shareholders and tax efficient to Ashland. The two other businesses are Ashland's maleic anhydride business and 60 Valvoline Instant Oil Change (VIOC) centers in Michigan and northwest Ohio, which are valued at $94 million.

         Under the terms of the amended agreement, Ashland's shareholders will receive Marathon common stock with an aggregate value of $915 million. Based on the number of shares outstanding on March 31, 2005, shareholders would receive $12.56 in Marathon stock per Ashland share. Ashland will receive cash and MAP accounts receivable totaling $2.8 billion. In addition, MAP has not made quarterly cash distributions to Ashland and Marathon since March 18, 2004, and such distributions will continue to be suspended until the closing of the transaction. As a result, the final amount of cash to be received by Ashland will be increased by an amount equal to 38 percent of the cash accumulated from operations during the period prior to closing. At March 31, 2005, Ashland's share of this accumulated cash was $560 million.

         Under the terms of the earlier agreement, the closing was conditioned on receipt of private letter rulings from the Internal Revenue Service with respect to certain tax issues. Under the terms of the amended agreement, Ashland and Marathon expect to enter into a closing agreement with the IRS that will resolve these tax issues. Under the closing agreement, the retention by Ashland of certain contingent liabilities related to previously-ow ned businesses will reduce Ashland's tax basis. Ashland estimates this basis reduction may increase any Section 355(e) tax on the transaction by approximately $66 million. Marathon has agreed to pay the first $200 million of any Section 355(e) tax. Ashland would pay up to the next $175 million of Section 355(e) tax, if required. Any remaining
Section 355(e) tax would be shared equally by Ashland and Marathon. Based on the number of Ashland shares outstanding as of March 31, 2005, and Ashland's current estimate of it's tax basis, Ashland expects that it would be required to pay Section 355(e) tax only if Ashland's stock price on the closing date exceeds approximately $74.50 per share.

         Ashland intends to use a substantial portion of the transaction proceeds to retire all or most of the company's outstanding debt and certain other financial obligations.

         The transaction is subject to, among other things, approval by Ashland's shareholders, consent from public debt holders, finalization of the closing agreement with the IRS and customary antitrust review. Ashland and Marathon have agreed to use their reasonable best efforts to complete the transaction by June 30, 2005, with the termination date for the transaction extended to September 30, 2005.

         The foregoing description of the transaction is qualified in its entirety by reference to the terms of the agreements which are filed as Exhibits to this Form 8-K and are incorporated by reference herein.


Item 9.01         Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired

None.

(b) Pro Forma Financial Information

None.

(c) Exhibits

2.1* Amendment No. 1 dated as of April 27, 2005 to the Master Agreement dated as of March 18, 2004 among Ashland Inc., ATB Holdings, Inc., EXM LLC, , New EXM Inc., Marathon Oil Corporation, Marathon Domestic LLC and Marathon Ashland Petroleum LLC.

2.2* Amended and Restated Tax Matters Agreement dated as of April 27, 2005, among Ashland Inc., ATB Holdings Inc., EXM LLC, New EXM Inc., Marathon Oil Corporation, Marathon Oil Company, Marathon Domestic LLC and Marathon Ashland Petroleum LLC.

2.3* Amendment No. 3 dated as of April 27, 2005 to the Amended and Restated Limited Liability Company Agreement dated as of December 31, 1998 of Marathon Ashland Petroleum LLC, by and between Ashland Inc. and Marathon Oil Company, a wholly owned subsidiary of Marathon Oil Corporation.

*Ashland agrees to furnish supplementally a copy of any omitted schedule to the United States Securities and Exchange Commission upon request.

                                 SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         ASHLAND INC.
                             --------------------------------------------
                                         (Registrant)



Date:  May 2, 2005          /s/ J. Marvin Quin
                             --------------------------------------------
                             Name:     J. Marvin Quin
                             Title:    Senior Vice President,
                                       Chief Financial Officer

                               EXHIBIT INDEX

2.1* Amendment No. 1 dated as of April 27, 2005 to the Master Agreement dated as of March 18, 2004 among Ashland Inc., ATB Holdings, Inc., EXM LLC, , New EXM Inc., Marathon Oil Corporation, Marathon Domestic LLC and Marathon Ashland Petroleum LLC.

2.2* Amended and Restated Tax Matters Agreement dated as of April 27, 2005, among Ashland Inc., ATB Holdings Inc., EXM LLC, New EXM Inc., Marathon Oil Corporation, Marathon Oil Company, Marathon Domestic LLC and Marathon Ashland Petroleum LLC.

2.3* Amendment No. 3 dated as of April 27, 2005 to the Amended and Restated Limited Liability Company Agreement dated as of December 31, 1998 of Marathon Ashland Petroleum LLC, by and between Ashland Inc. and Marathon Oil Company, a wholly owned subsidiary of Marathon Oil Corporation.

*Ashland agrees to furnish supplementally a copy of any omitted schedule to the United States Securities and Exchange Commission upon request.